Exhibit 10.33

GRANT OF SECURITY INTEREST IN INTELLECTUAL PROPERTY

THIS GRANT OF SECURITY INTEREST IN INTELLECTUAL PROPERTY is made as of November 17, 2010 (as amended, restated, supplemented and/or modified from time to time, this “Grant”), by BIOVEST INTERNATIONAL, INC., a Delaware corporation (“Grantor”) in favor of LV ADMINISTRATIVE SERVICES, INC., a Delaware corporation, as administrative and collateral agent for the Lenders (the “Secured Party”).

W I T N E S S E T H

WHEREAS, as of the date hereof, and pursuant to that certain Term Loan and Security Agreement dated as of November 17, 2010 (as amended, restated, supplemented and/or modified from time to time, the “Security Agreement”) by and among the Grantor, the Lenders party thereto and the Secured Party, Grantor has made and delivered to the Lenders certain Secured Term A Notes in an aggregate principal amount of $24,900,000 (“Term A Notes”), and certain Secured Term B Notes in an aggregate principal amount of $4,160,000 (“Term B Notes” and together with the Term A Notes, the “Term Notes”);

WHEREAS, pursuant to the Security Agreement, Grantor has granted a security interest and lien on all of its assets to the Lenders;

WHEREAS, the Grantor (1) has adopted, used, is using, or intends to use the trademarks reflected in the trademark registrations and trademark applications more particularly described on Schedule 1 (whether registered or unregistered with the United States Patent and Trademark Office) annexed hereto as part hereof (the “Trademarks”), (2) has registered or applied for registration in the United States Patent and Trademark Office of the patents more particularly described on Schedule 2 annexed hereto as part hereof (the “Patents”), (3) has adopted, used and is using the copyrights and copyright licenses (whether registered or unregistered with the United States Copyright Office) more particularly described on Schedule 3 annexed hereto as part hereof (the “Copyrights”), and (4) has adopted, used and is using all other intellectual property not covered by the foregoing, including any and all of the following: (i) patents, (ii) trademarks, (iii) copyrights, (iv) patent licenses, (v) copyright licenses, (vi) trade secrets, (vii) all intellectual property rights in or to software, databases and data collections, (viii) know how, and (ix) all domain names, together with all registrations and applications for registration for any of the foregoing (the “Miscellaneous Property” and collectively with the Trademarks, Patents and Copyrights, the “Intellectual Property”); and

WHEREAS, the Grantor wishes to confirm its grant to the Secured Party of a security interest in all right, title and interest of the Grantor in and to the Intellectual Property, and all proceeds thereof, together with the business as well as the goodwill of the business symbolized by, or related or pertaining to the Intellectual Property, and the customer lists and records related to the Intellectual Property and all causes of action which may exist by reason of infringement of any of the Intellectual Property (collectively, the “Collateral”), to secure the satisfaction and discharge of all of Grantor’s obligations under the Term Notes and the Security Agreement (collectively, the “Grantor Obligations”).

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged:

1.        Capitalized terms used in this Grant but not otherwise defined herein shall have the meanings ascribed to them in the Security Agreement or the Term Notes, as applicable.

2.        The Grantor does hereby grant to the Secured Party a security interest in the Collateral to secure the full and prompt payment, performance and observance of the Grantor Obligations. Notwithstanding the foregoing, the security interests in the Collateral, as provided for herein, shall terminate upon the payment in full of the Term Notes and all interest, fees, costs, charges, expenses, or other sums payable thereunder, under the Security Agreement or any of the Ancillary Agreements (other than the Biovest Contingent Payment Agreement).

3.        The Grantor agrees to perform, so long as the Security Agreement and Term Notes are in effect, all acts deemed necessary or desirable by the Secured Party to permit and assist it, at the Grantor’s expense, in obtaining and enforcing the Intellectual Property in any and all countries. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings. The Grantor hereby appoints the Secured Party as the Grantor’s attorney-in-fact to execute and file any and all agreements, instruments, documents and papers as the Secured Party may determine to be necessary or desirable to evidence the Secured Party’s security interest in the Intellectual Property or any other element of the Collateral, all acts of such attorney-in-fact being hereby ratified and confirmed.

4.        The Grantor acknowledges and affirms that the rights and remedies of the Secured Party with respect to the security interest in the Collateral granted hereby are more fully set forth in the Security Agreement and the Term Notes, and the rights and remedies set forth herein are without prejudice to, and are in addition to, those set forth in the Security Agreement and the Term Notes. In the event that any provisions of this Grant are deemed to conflict with the Security Agreement or the Term Notes, the provisions of the Security Agreement or the Term Notes, as applicable, shall govern.

5.        The Grantor hereby authorizes the Secured Party to file all such financing statements or other instruments to the extent required by the UCC and agrees to execute all such other documents, agreements and instruments as may be required or deemed necessary by the Secured Party, in each case for purposes of effecting or continuing Secured Party’s security interest in the Collateral.

6.        This Grant may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. It is understood and agreed that if facsimile copies of this Grant bearing facsimile signatures are exchanged between the parties hereto, such copies shall in all respects have the same weight, force and legal effect and shall be fully as valid, binding, and enforceable as if such signed facsimile copies were original documents bearing original signature.

IN WITNESS WHEREOF, the undersigned have caused this Grant of Security Interest in Intellectual Property to be executed as of the day and year first above written.

BIOVEST INTERNATIONAL, INC.

By:	/s/ David Moser

Name:	David Moser
Title:	Secretary

ACCEPTED and AGREED:

LV ADMINISTRATIVE SERVICES, INC.

By:	/s/ Patrick Regan

Name:	Patrick Regan

Title:	Authorized Signatory

SCHEDULE 1

Trademarks

Country	Trademark	Registration No.	Registration Date	Serial No.	Filing Date

US	BIOVEST (Class 5)	3,794,981	5/25/10	78/449,930	07/13/2004
EU	BIOVEST (Classes 5, 9, and 42)	004239422	3/2/2006	004239422	01/13/2005
US	BIOVEST (Class 9)	3,716,935	11/24/2009	78/449,968	07/13/2004
US	BIOVEST (Class 42)	3,716,936	11/24/2009	78/449,977	07/13/2004
US	ACUSYST-MAXIMIZER (Class 9)	2,379,677	8/22/2000	75/829,292	10/22/1999
US	ACUSYST-XCELL (Class 9)	2,379,695	8/22/2000	75/831,709	10/26/1999
US	BIOVAXID (Class 5)	3,112,639	7/4/2006	78/346,216	12/29/2003
EU	BIOVAXID (Class 5)	003605698	4/26/2005	003605698	01/09/2004

SCHEDULE 2

Patents

Country	Patent	Serial No.	Filing Date	Product Line

United States	Basket-Type Bioreactor	08/946,884	10/8/1997	AutovaxID
United States	Pressure Control System for a Bioreactor	07/779,082	10/18/1991	AutovaxID
United States	Method of Culturing Leukocytes	08/233,547	4/26/1994	BiovaxID
United States	Micro Hollow Fiber Bioreactor	08/970,332	11/14/1997	AutovaxID
EPO	Extra-Capillary Fluid Cycling System and Method for a Cell Culture Device	EP07777189.7	5/21/2007	AutovaxID
AT	Extra-Capillary Fluid Cycling System and Method for a Cell Culture Device	07777189.7	5/21/2007	AutovaxID
CH	Extra-Capillary Fluid Cycling System and Method for a Cell Culture Device	07777189.7	5/21/2007	AutovaxID
DE	Extra-Capillary Fluid Cycling System and Method for a Cell Culture Device	07777189.7	5/21/2007	AutovaxID
FR	Extra-Capillary Fluid Cycling System and Method for a Cell Culture Device	07777189.7	5/21/2007	AutovaxID
GB	Extra-Capillary Fluid Cycling System and Method for a Cell Culture Device	07777189.7	5/21/2007	AutovaxID
United States	Extra-Capillary Fluid Cycling System and Method for a Cell Culture Device	12/274,971	11/20/2008	AutovaxID
EPO	Method and System for the Production of Cells and Cell Products and Applications Thereof	EP07777182.2	5/21/2007	AutovaxID
United States	Method and System for the Production of Cells and Cell Products and Applications Thereof	12/274,993	11/20/2008	AutovaxID
WIPO	Methods for Inducing a Sustained Immune Response Against a B-Cell Idiotype Using Autologous Anti-Idiotypic Vaccines	PCT/US2009/059880	10/7/2009	BiovaxID

WIPO	Perfusion Bioreactors, Cell Culture Systems, and Methods for Production of Cells and Cell Products	PCT/US2009/061700	10/22/2009	AutovaxID

SCHEDULE 3

Copyrights

None